Exhibit 10.4

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF
SERIES C PREFERRED STOCK,

$0.0001 PAR VALUE PER SHARE

GrowLife, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board”) on October 21, 2015, in accordance with the provisions of its Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and bylaws. The authorized series of the Corporation’s previously-authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and bylaws of the Corporation, the Board hereby authorizes a series of the Corporation’s previously authorized preferred stock (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I.          NAME OF THE CORPORATION

GrowLife, Inc.

II.          DESIGNATION AND AMOUNT; DIVIDENDS

A.           Designation. The designation of said series of preferred stock shall be Series C Preferred Stock, $0.0001 par value per share (the “Series C Preferred Stock”).

B.            Number of Shares. The number of shares of Series C Preferred Stock authorized shall be fifty-one (51) shares. Each share of Series C Preferred Stock shall have a stated value equal to $0.0001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series C Stated Value”).

C.            Dividends. The Series C Preferred Stock is not entitled to dividends.

III.        LIQUIDATION RIGHTS

There are no Liquidation Rights associated with the Series C Preferred Stock.

IV.       CONVERSION

No conversion of the Series C Preferred Stock is permitted.

V.         RANK

All shares of the Series C Preferred Stock shall rank (i) senior to the Corporation’s common stock, par value $0.00001 per share (“Common Stock”), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Article V, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series C Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series C Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VI.       VOTING RIGHTS

Upon the Corporation’s receipt of notice of a default or an event of default under or pursuant to any document or agreement executed by the Corporation and TCA Global Credit Master Fund, LP, each one (1) share of the Series C Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock and Preferred Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For the avoidance of doubt, if the total issued and outstanding Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series C Preferred Stock shall be equal to 102,036 (e.g. ((0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series C Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Certificate of Incorporation or by-laws.

VII.      PROTECTION PROVISIONS

So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series C Preferred Stock, alter or change the rights, preferences or privileges of the Series C Preferred so as to affect adversely the holders of Series C Preferred Stock.

Should any holder of Series C Preferred Stock cease to be an officer or director of the Company at any time and for any reason, such holders’ Series C Preferred Stock shall be immediately cancelled.

VIII.    MISCELLANEOUS

A.     Status of Redeemed Stock. In case any shares of Series C Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series C Preferred Stock.

B.     Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s)

(surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates.

C.     Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series C Preferred granted hereunder may be waived as to all shares of Series C Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series C Preferred Stock.

D.    Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Corporation:

GrowLife, Inc.

500 Union Street, Suite 810

Seattle, WA 98101

Attention: Marco Hegyi

Telephone: (800) 977-5255

If to the holders of Series C Preferred Stock, to the address listed in the Corporation’s books and records.

[-Signature page follows-]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the 21st day of October, 2015.

GROWLIFE, INC.

By:	/s/ Marco Hegyi
Name: Marco Hegyi
Title: President